UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2012

Invesco Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction

of Incorporation)

001-13908	98-0557567
(Commission File Number)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia 30309

(Address of Principal Executive Offices, Including Zip Code)

(404) 892-0896

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2012, Invesco Finance PLC (the “Issuer”), an indirect wholly-owned finance subsidiary of Invesco Ltd. (the “Company”), completed its registered public offering (the “Offering”) of $600 million aggregate principal amount of 3.125% Senior Notes due 2022 (the “2022 Notes”) at a public offering price of 99.921% of the principal amount. The 2022 Notes will be guaranteed on an unsecured senior basis by the Company and certain of its subsidiaries (collectively, the “Guarantors”). In connection with the Offering, the Issuer and the Guarantors entered into an indenture dated as of November 8, 2012, with The Bank of New York Mellon, as trustee (the “Base Indenture”) and a supplemental indenture dated as of November 8, 2012, with the Bank of New York Mellon, as trustee (the “Supplemental Indenture”) (the Base Indenture and the Supplemental Indenture together, the “Indenture”).

The 2022 Notes mature on November 30, 2022 and bear interest at 3.125% per annum, payable semiannually in arrears on May 30 and November 30, beginning on May 30, 2013. The 2022 Notes are jointly and severally guaranteed on a senior unsecured basis by all of the Guarantors. The 2022 Notes and related guarantees rank equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any future subordinated debt. The 2022 Notes are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s non-guarantor subsidiaries.

The descriptions of the provisions of the Base Indenture and the Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements. The Base Indenture is attached hereto as Exhibit 4.1 and the Supplemental Indenture, which includes the form of Notes, is attached hereto as Exhibit 4.2, and they are both incorporated herein by reference.

Item 8.01. Other Events

On November 5, 2012, the Issuer, the Company and certain of the Company’s subsidiaries, as guarantors, entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, BNY Mellon Capital Markets, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the purchase agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, the 2022 Notes. A copy of the purchase agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the 2022 Notes is registered pursuant to a Registration Statement (No. 333-184744) on Form S-3 filed by the Company with the Securities and Exchange Commission.

The Company intends to use the net proceeds from the 2022 Notes offering to repay all or a portion of the amounts currently drawn on its existing credit facility and purchase, redeem or otherwise retire all of its outstanding 5.375% Senior Notes due 2013 and its outstanding 5.375% Senior Notes due 2014. The Company intends to use the balance of the net proceeds of this offering for general corporate purposes.

The expenses relating to the offering of the 2022 Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$81,776
Accounting Fees and Expenses	125,000
Legal Fees and Expenses	250,000
Trustee’s Fees and Expenses	10,000

Total	$466,776

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1	Purchase Agreement, dated as of November 5, 2012, by and among Invesco Finance PLC, Invesco Ltd., Invesco Finance, Inc., Invesco Advisers, Inc., Invesco Management Group, Inc., Invesco North American Holdings, Inc., IVZ, Inc., Invesco Holding Company Limited and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, BNY Mellon Capital Markets, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC.

4.1	Indenture, dated as of November 8, 2012, between Invesco Finance PLC, the Guarantors and The Bank of New York Mellon, as trustee.

4.2	Supplemental Indenture, dated November 8, 2012, between Invesco Finance PLC, the Guarantors and The Bank of New York Mellon, as trustee.

4.3	Form of 3.125% Senior Notes due 2022 (included in Exhibit 4.2).

5.1	Opinion of Appleby (Bermuda) Limited.

5.2	Opinion of Alston & Bird LLP.

5.3	Opinion of Linklaters LLP.

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).

23.2	Consent of Alston & Bird (included in Exhibit 5.2).

23.3	Consent of Linklaters LLP (included in Exhibit 5.3).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO LTD.

By:	/s/ Kevin M. Carone
Name:	Kevin M. Carone
Title:	Senior Managing Director and General Counsel

Dated: November 9, 2012